UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 13, 2007
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 13, 2007, the Board of Directors of the Company approved the amendment and restatement of the Company’s Bylaws to allow for the issuance of uncertificated shares as well as to make a number of additional modifications. The Company must be able to issue uncertificated shares in order to be eligible for participation in the Direct Registration System (DRS). The additional modifications included the consolidation of the shareholder notice procedures into Section 8 of Article I, the removal of provisions regarding the standing Committees of the Board to avoid overlap with the charters of these Committees, elimination of a provision addressing the Company’s purchase of its outstanding shares of common stock, various additions and deletions to streamline the descriptions of the officers of the Company and the addition of provisions covering practices commonly employed under Delaware General Corporation Law such as action without a meeting of the Board of Directors, presence at a meeting and electronic transmission.
     The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated on November 13, 2007, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Bylaws of Baxter International Inc., as amended and restated on November 13, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: November 16, 2007

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Baxter International Inc., as amended and restated on November 13, 2007.